UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 1-8183

SUPREME INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	75-1670945
(State of Incorporation)	(IRS Employer Identification No.)

P.O. Box 237, 2581 E. Kercher Road, Goshen, Indiana	46528
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) - (574) 642-3070

Item 5.	Other Events and Regulation FD Disclosure.

The following information, intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition," is being furnished under "Item 5. Other Events and Regulation FD Disclosure."

On May 4, 2004, Supreme Industries, Inc. issued a press release reporting its results for the fiscal quarter ended March 27, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 7.	Financial Statements and Exhibits.

c.	Exhibits

	99.1	Press release dated May 4, 2004, reporting its results for the fiscal quarter ended March 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Dated: May 6, 2004	BY: /s/ ROBERT W. WILSON
Robert W. Wilson
Executive Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

(Signing on behalf of the Registrant and as Principal Financial Officer)

EXHIBIT INDEX

99.1	Press release dated May 4, 2004, reporting its results for the fiscal quarter ended March 27, 2004

Exhibit 99.1

SUPREME INDUSTRIES, INC.

For Immediate Release

Contact:	Robert W. Wilson
Executive Vice President
(574) 642-4888

Supreme Industries Reports Improved Earnings and Revenues and
Increases Cash Dividend
Revenues Increased 47.6 Percent and Diluted Earnings Per Share Increased 167 Percent
over Q1 2003

GOSHEN, Ind., May 4, 2004 — Supreme Industries, Inc. — (AMEX:STS), a leading manufacturer of specialized vehicles including truck bodies and shuttle buses, today announced financial results for the 2004 first-quarter period ended March 27, 2004.

Improving economic conditions in the commercial truck and transportation industries and the subsequent increase in both capital goods orders and spending produced higher revenues and earnings in the first quarter of 2004. The Company recorded revenues of $73.6 million for the quarter ended March 27, 2004, compared to $49.8 million for the same period last year, an increase of $23.8 million.

Net income for the first quarter of 2004 was $1.0 million, or $0.08 per diluted share, compared to $.4 million, or $0.03 per diluted share, in the first quarter of 2003. Gross profit as a percentage of revenues was 9.8 percent for the three months ended March 27, 2004, a decrease of 2.1 percentage points from the 11.9 percent for the three months ended March 29, 2003. Several factors contributed to the decline in gross profit. First, major commodities used by the Company including steel, wood and aluminum and other related material expense items experienced considerable escalating prices throughout the first quarter. The increased material cost was partially offset by improved overhead absorption resulting from the increased revenues. Second, the gross profit margin was adversely affected by the large percentage of revenues attributable to lower margin fleet business invoiced in the current quarter compared with the first quarter of 2003. These fleet agreements did not generally have material cost escalation provisions. Finally, the Company incurred in excess of $500,000 of start-up related expenses at its newly opened Oregon facility.

As a result of the escalated costs, the Company implemented across-the-board cumulative increases in its selling prices of 7 percent. The benefit of these price increases will not be reflected in the Company's revenues until the latter part of the second quarter due to the Company's significant backlog existing prior to the effectiveness of such increases. Consequently, although the Company can not provide any assurance, material cost as a percentage of revenues is anticipated to return to a level more consistent with historical operations beginning in June.

Supreme Industries
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Interest expense declined 16.8 percent from $.23 million in the first quarter of 2003 to $.19 million in the same period of 2004. Selling, general and administrative (SG&A) expenses fell as a percent of sales from 10.1 percent in the 2003 period to 7.4 percent in the 2004 period. This decline primarily relates to increased revenues in the quarter ended March 27, 2004.

Compared with the prior-year first quarter, stockholders' equity improved 9.1 percent to $64.7 million. Working capital increased to $55.4 million to support the Company's record backlog of $87.6 million as of March 27, 2004. The Company continues to aggressively manage its working capital assets.

Omer Kropf, president of Supreme Corporation, Supreme Industries' operating subsidiary, stated, "Strong order intake, a record backlog, a low interest rate environment, an aging fleet and low inventory levels in our distribution channels all bode well for improved revenues through the first half of 2004."

Mr. Kropf concluded, "Our nationwide sales distribution and service, long-standing reputation for the highest quality, reliability, and value, and ability to build to customer specifications at a competitive price are among key factors earning Supreme a leading position in the truck body industry."

As previously announced, Supreme's board of directors approved an increased quarterly cash dividend of $0.035 on its outstanding Class A and Class B Common Stock to be paid on May 17, 2004. This cash dividend is the third consecutive quarterly cash dividend in what the Company intends to be a continuing series of quarterly cash dividends, business conditions permitting.

A live webcast of Supreme Industries' earnings conference call can be heard today at 4:30 p.m. Eastern Time at www.supremeind.com.

Supreme Industries, Inc. is a nationwide manufacturer of specialized truck bodies that are produced to the specifications of its customers. Supreme also manufactures the StarTrans® line of special-purpose "shuttle-type" buses. The Company's transportation equipment products are used by a wide variety of industrial and commercial customers.

This report contains forward-looking statements, other than historical facts, that reflect the views of Company management with respect to future events. When used in this report, words such as "believe," "expect," "anticipate," "estimate," "intend" and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to, the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company's product is dependent, availability of raw materials and severe interest rate increases. The forward-looking statements contained herein reflect the current views of Company management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.
Financial Tables Follow…

Supreme Industries
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Supreme Industries, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 27,	March 29,
	2004	2003
Revenues	$73,564,467	$49,824,210

Costs and expenses:
Cost of sales	66,330,489	43,896,932
Selling, general and administrative	5,439,294	5,016,071
Interest	191,915	230,786

	71,961,698	49,143,789

Income before income taxes	1,602,769	680,421

Income taxes	613,000	262,000

Net income	$989,769	$418,421

Earnings per share (a):
Basic	$.08	$.04
Diluted	.08	.03

Shares used in the computation of
earnings per share (a):
Basic	12,030,316	11,914,466
Diluted	12,485,701	12,016,912

(a) 2003 share and per share data have been adjusted for a ten percent stock dividend paid in October 2003.

Supreme Industries
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Supreme Industries, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	March 27,	December 27,
	2004	2003
Assets
Current assets	$84,386,458	$65,929,916
Property, plant and equipment, net	37,695,701	37,444,901
Intangible assets, net	803,737	816,622
Other assets	2,449,322	2,459,841

Total assets	$125,335,218	$106,651,280

Liabilities
Current liabilities	$28,996,495	$22,432,059
Long-term debt	28,491,477	17,366,609
Deferred income taxes	3,188,576	3,180,453
Other long-term liabilities	7,816	29,190

Total liabilities	60,684,364	43,008,311
Total stockholders' equity	64,650,854	63,642,969

Total liabilities and stockholders' equity	$125,335,218	$106,651,280